UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 8, 2020

REZOLUTE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54495	27-3440894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Redwood Shores Pkwy, Suite 315, Redwood City, CA 94065

 (Address of Principal Executive Offices, and Zip Code)

650-206-4507

Registrant’s Telephone Number, Including Area Code

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 8, 2020, Rezolute, Inc. (the “Company”) entered into a Securities Purchase Agreement dated October 8, 2020 (the “Purchase Agreement”) by and between the Company and the investors identified therein (the “Investors”) pursuant to which the Company agreed to offer and sell to the Investors an aggregate of $41.0 million in units of the Company (the “Units”) with a per Unit price of $0.33 in a private placement transaction (the “Offering”). Each Unit consists of (i) one (1) share (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) a warrant to purchase 0.33 shares of Common Stock (the “Warrants”). Each Warrant is exercisable for shares of Common Stock (the “Warrant Shares”) at an exercise price of $0.39 per Warrant Share. JMP Securities LLC and Canaccord Genuity LLC served as joint placement agents (the “Placement Agents”) in the Offering and Griffin Securities, Inc., served as financial advisor (the “Advisor”).

Securities Purchase Agreement

On October 9, 2020, the Offering closed. The Company issued 124,242,423 Common Shares and 41,000,000 Warrants which resulted in net proceeds of approximately $37.6 million. The net proceeds received by the Company from the Offering will be used for general corporate purposes, including working capital.

Pursuant to the terms of the Purchase Agreement, the Company agreed to declare a reverse stock split of the Company’s issued and outstanding Common Stock, effective on or before October 23, 2020, at a ratio ranging between 1-to-20 and 1-to-100. On October 8, 2020, the Company declared a reverse stock split of 1-to-50, as set forth in Item 3.03 hereof (the “Reverse Stock Split”). All share numbers and prices referenced in this Current Report on Form 8-K are before the Reverse Stock Split.

In addition, pursuant to the terms of the Purchase Agreement, the Company shall update the filing of its definitive listing application of its Common Stock with the Nasdaq Capital Market no later than October 13, 2020.

The Company also agreed to certain restrictions on future stock offerings, including that during the 60-day period following the closing, the Company will not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, subject to certain exceptions, such as the issuance of shares to employees, officers, or directors pursuant to any stock or option plan or the issuance of shares upon the exercise or conversion of securities outstanding as of the date of the Purchase Agreement.

The Lead Investor (as defined in the Purchase Agreement) has a right, with certain limited exceptions, so long as the Lead Investor holds at least 50% of the shares of Common Stock purchased by the Lead Investor on the date of the Purchase Agreement, to participate in a subsequent financing by the Company on a pro rata basis on the same terms as the offerees.

In connection with the Offering, the Company paid a transaction fee of 6% of the gross proceeds of the Offering, split between the Placement Agents, as well as a reimbursement for the Placement Agents’ reasonable fees and expenses in the amount of $70,000, in the aggregate. In addition, the Company paid a transaction fee to the Advisor in the amount of $825,000, and reimbursed CAM Capital LLC, as the Lead Investor, for its reasonable out of pocket costs and expenses of $65,000 in connection with the transactions set forth in the Purchase Agreement.

Registration Rights Agreement

The Common Shares and the Warrants were issued and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the Investors may exercise those warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

In connection with the Purchase Agreement, the Company and the Investors entered into a Registration Rights Agreement, dated October 8, 2020 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file with the SEC, within forty-five (45) days after the closing of the Offering, an initial registration statement on Form S-3 covering the resale of the Common Shares and Warrant Shares (the “Registration Statement”). The Company has agreed to use commercial reasonable efforts to have the Registration Statement declared effective as soon as practicable after filing, and in any event no later than sixty (60) days after the closing of the Offering.

In the event that the Registration Statement is not filed or is not declared effective in the time periods set forth above, or does not satisfy the current public information requirement pursuant to Rule 144(c)(1) as a result of which the Investors who are not affiliates are unable to sell the Common Shares and Warrant Shares without restriction under Rule 144, then the Company shall, as the Investors’ sole remedy under the Registration Rights Agreement, pay to the Investors the amount of one percent (1%) of the aggregate purchase price paid by such Investor, and shall make additional payments to the Investors of one percent (1%) of the aggregate purchase price paid by such Investor on each thirty (30)-day anniversary of such failure until such failure is cured. The maximum amount of such payments shall not exceed six percent (6.0%) of the aggregate purchase price paid by such Investor pursuant to the Purchase Agreement.

In addition, the Company has agreed to reimburse the Investors for the reasonable fees and expenses of one counsel engaged to review the filing and effectiveness of the Registration Statement, up to an aggregate amount of $35,000.

Warrants

Each Warrant has an exercise price equal to $0.39, subject to customary adjustments for stock dividends, stock splits, subsequent rights offerings, and similar transactions. In addition, the Warrants contain a customary cashless exercise provision. Each Warrant is exercisable after the date of the closing of the Offering and will expire seven (7) years from the anniversary of such date.

Pursuant to the Warrants, in the event that the Company (i) effects any merger or consolidation, (ii) makes any disposition of all or substantially all of its assets in one or a series of related transactions, (iii) completes any purchase offer, tender offer or exchange offer for 50% or more of the outstanding Common Stock, (iv) effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) consummates a stock or share purchase agreement or other business combination whereby another person acquires more than 50% of the outstanding shares of Common Stock (each a “Fundamental Transaction”), then, upon any subsequent exercise of a Warrant, the holder of such Warrant (the “Holder”) shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the alternate consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase the Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined in the Warrant) of the remaining unexercised portion of the Warrant on the date of the consummation of such Fundamental Transaction.

The Purchase Agreement, the Registration Rights Agreement, and the Form of the Warrants, are filed hereto as Exhibits 10.1, 10.2, and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such exhibits, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 3.03 Material Modification to Rights of Security Holders.

On October 8, 2020, the Company filed with the Secretary of State of the State of Delaware, a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Certificate of Amendment”), which was approved by the Company’s stockholders at the Company’s special meeting of stockholders held on October 23, 2019 and by the Company’s board of directors (the “Board”) on October 7, 2020. The effective time of the Reverse Stock Split will be at 5:00 p.m. EST on October 9, 2020.

The Certificate of Amendment effects a 1-for-50 reverse stock split of the Company’s Common Stock, in which each fifty (50) shares of Common Stock issued and outstanding as of October 9, 2020 will be combined and converted into one (1) share of Common Stock. While the Reverse Stock Split will decrease the number of outstanding shares of Common Stock, it will not change the total number of shares of Common Stock or Preferred Stock authorized for issuance by the Company, nor will it change the par value of the Common Stock or Preferred Stock.

No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split, since such shares are rounded up to the next whole share. In addition, proportionate adjustments were made to increase the per share exercise prices and decrease the number of shares of Common Stock issuable upon exercise of stock options and warrants whereby approximately the same aggregate price is required to be paid for such securities upon exercise as had been payable immediately preceding the Reverse Stock Split.

This summary of the Certificate of Amendment is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

The Company expects that the reverse stock split-adjusted shares of its Common Stock will begin trading on the OTCQB at the open of the market on October 12, 2020. In connection with the Reverse Stock Split, the CUSIP number of the Common Stock will be changed to 76200L 309. The trading symbol for the Common Stock will be changed from “RZLT” to “RZLTD” in connection with the Reverse Stock Split.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 9, 2020, the Company issued a press release regarding the Offering and the Reverse Stock Split. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation of Rezolute, Inc., dated October 8, 2020.
4.1	Form of Common Stock Purchase Warrant by and between the Company and the Investor identified therein.
10.1	Securities Purchase Agreement, dated as of October 8, 2020, by and between Rezolute, Inc. and the Investors identified therein.
10.2	Registration Rights Agreement, dated as of October 8, 2020, by and between Rezolute, Inc. and the Investors identified therein.
99.1	Press Release dated October 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

DATE: October 9, 2020	By:	/s/ Keith Vendola
Keith Vendola Chief Financial Officer